Redacted - Fee Schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ETF SERIES SOLUTIONS CUSTODY AGREEMENT
    THIS AMENDMENT, effective as of the last date in the signature block below (the “Effective Date”) to the Custody Agreement dated as of May 16, 2012, as amended (the “Agreement”) is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement;
    WHEREAS, the parties desire to amend Exhibit BB of the Agreement to add the following funds:
•Defiance AI Packaging & Testing ETF
•Defiance China Robotics ETF
•Defiance Google Ventures ETF
•Defiance Inference AI Chip ETF
•Defiance Memory & Photonics ETF
•Defiance Nvidia Ventures ETF
•Defiance Plumbing & Electrical ETF
•Defiance DRAM & Memory ETF
•Defiance US AI Resilience ETF
WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:
1.As of the Effective Date, Exhibit BB is hereby superseded and replaced in its entirety with Exhibit BB attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ETF SERIES SOLUTIONS            U.S. BANK N.A.

By: /s/ Kristen Weitzel            By: /s/ Elizabeth Scalf
Name: Kristen Weitzel            Name: Elizabeth Scalf

Defiance

Title: President, ETF Series Solutions            Title: Senior Vice President
Date:     July 6, 2026                Date: 7/7/2026

Defiance

Exhibit BB to the ETF Series Solutions Custody Agreement
Defiance ETFs, LLC
Defiance Space and Connective Tech ETF
Defiance Quantum ETF
Defiance Drone and Modern Warfare ETF
Defiance Retail Kings ETF
Defiance Corporate Insider Trades ETF
Defiance Short Squeeze ETF
Defiance BMNR Option Income ETF
Defiance DRAM Option Income ETF
Defiance GRNY Option Income ETF
Defiance Ethereum Basis Market Neutral ETF
Defiance Bitcoin Basis Market Neutral ETF
Defiance Daily Target 3X Long NVDA ETF
Defiance Daily Target 3X Long TSLA ETF
Defiance Daily Target 3X Long PLTR ETF
Defiance Daily Target 3X Long COIN ETF
Defiance Daily Target 3X Long MSTR ETF
Defiance Daily Target 3X Long HOOD ETF
Defiance Daily Target 3X Long AMD ETF
Defiance Daily Target 3X Long CRCL ETF
Defiance Daily Target 3X Long BMNR ETF
Defiance Daily Target 3X Long ETH ETF
Defiance Daily Target 3X Long BTC ETF
Defiance Daily Target 3X Long GLD ETF
Defiance Daily Target 3X Long TSM ETF
Defiance Daily Target 3X Long AVGO ETF
Defiance Daily Target 3X Long MSFT ETF
Defiance Daily Target 3X Long AMZN ETF
Defiance Daily Target 3X Long GOOG ETF
Defiance Daily Target 3X Long AAPL ETF
Defiance Daily Target 3X Long SMCI ETF
Defiance Daily Target 3X Long BABA ETF
Defiance Daily Target 3X Long HIMS ETF
Defiance Daily Target 3X Long SOLZ ETF
Defiance Daily Target 3X Long GDX ETF
Defiance Daily Target 3X Long MAGS ETF
Defiance Daily Target 3X Long GRNY ETF
Defiance Daily Target 3X Short COIN ETF
Defiance Daily Target 3X Short AVGO ETF
Defiance Daily Target 3X Short AAPL ETF
Defiance Daily Target 3X Short AMD ETF
Defiance Daily Target 3X Short BMNR ETF
Defiance Daily Target 3X Short BTC ETF

Defiance

Defiance Daily Target 3X Short PLTR ETF
Defiance Daily Target 3X Short MSTR ETF
Defiance Daily Target 3X Short NVDA ETF
Defiance Daily Target 3X Short TSLA ETF
Defiance Daily Target 3X Short HOOD ETF
Defiance Daily Target 3X Short TSM ETF
Defiance Daily Target 3X Short MSFT ETF
Defiance Daily Target 3X Short AMZN ETF
Defiance Daily Target 3X Short GOOG ETF
Defiance Daily Target 3X Short SMCI ETF
Defiance Daily Target 3X Short BABA ETF
Defiance Daily Target 3X Short CRCL ETF
Defiance Daily Target 3X Short HIMS ETF
Defiance Daily Target 3X Short ETH ETF
Defiance Daily Target 3X Short SOLZ ETF
Defiance Daily Target 3X Short GLD ETF
Defiance Daily Target 3X Short GDX ETF
Defiance Daily Target 3X Short MAGS ETF
Defiance Daily Target 3X Long APLD ETF
Defiance Daily Target 3X Long ASTS ETF
Defiance Daily Target 3X Long BULL ETF
Defiance Daily Target 3X Long GEMI ETF
Defiance Daily Target 3X Long INTC ETF
Defiance Daily Target 3X Long IONQ ETF
Defiance Daily Target 3X Long MARA ETF
Defiance Daily Target 3X Long META ETF
Defiance Daily Target 3X Long NBIS ETF
Defiance Daily Target 3X Long OKLO ETF
Defiance Daily Target 3X Long ORCL ETF
Defiance Daily Target 3X Long QBTS ETF
Defiance Daily Target 3X Long OPEN ETF
Defiance Daily Target 3X Long QUBT ETF
Defiance Daily Target 3X Long RGTI ETF
Defiance Daily Target 3X Long RKBL ETF
Defiance Daily Target 3X Long SOFI ETF
Defiance Daily Target 3X Long TEM ETF
Defiance Daily Target 3X Long UNH ETF
Defiance Autism Impact ETF
Defiance US 100 Tech AI Moat ETF
Defiance US 100 Tech Ex Software ETF
Defiance AI Packaging & Testing ETF
Defiance China Robotics ETF
Defiance Google Ventures ETF
Defiance Inference AI Chip ETF
Defiance Memory & Photonics ETF

Defiance

Defiance Nvidia Ventures ETF
Defiance Plumbing & Electrical ETF
Defiance DRAM & Memory ETF
Defiance US AI Resilience ETF

Defiance

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum1 where Defiance Global (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2                 Basis Points on Trust AUM2
All Funds $[ ]                First $1 billion [ ] bps
                            Balance     [ ] bps

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

Defiance

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ] – Option/SWAPS/future contract written, exercised or expired
$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ] – Physical security transaction
$[ ] – Check disbursement (waived if U.S. Bank is Administrator)
$[ ] Manual instructions fee. (Additional Per Securities and Cash Transactions)
$[ ] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$[ ] Per Non-USD wire.
$[ ] Per 3rd party FX settled at U.S. Bank
$[ ] Monthly charge on zero valued securities (Per ISIN)
$[ ] Per Proxy Vote cast.
$[ ] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – [ ]% of gross proceeds, $[ ] minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$[ ] per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place
Third Party lending - Additional fees will apply

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Defiance

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]

Defiance

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[ ] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $[ ] per annum
U.S. Domestic Filing: $[ ] per annum (Only ADRs)
3rd Party Tax Service Provider: $[ ] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Defiance

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	[ ]	Hong Kong	[ ]	[ ]	Poland	[ ]	[ ]
Australia	[ ]	[ ]	Hungary	[ ]	[ ]	Portugal	[ ]	[ ]
Austria	[ ]	[ ]	Iceland	[ ]	[ ]	Qatar	[ ]	[ ]
Bahrain	[ ]	[ ]	India	[ ]	[ ]	Romania	[ ]	[ ]
Bangladesh	[ ]	[ ]	Indonesia	[ ]	[ ]	Russia	[ ]	[ ]
Belgium	[ ]	[ ]	Ireland	[ ]	[ ]	Saudi Arabia	[ ]	[ ]
Bermuda	[ ]	[ ]	Israel	[ ]	[ ]	Serbia	[ ]	[ ]
Botswana	[ ]	[ ]	Italy	[ ]	[ ]	Singapore	[ ]	[ ]
Brazil	[ ]	[ ]	Japan	[ ]	[ ]	Slovakia	[ ]	[ ]
Bulgaria	[ ]	[ ]	Jordan	[ ]	[ ]	Slovenia	[ ]	[ ]
Canada	[ ]	[ ]	Kenya	[ ]	[ ]	South Africa	[ ]	[ ]
Chile	[ ]	[ ]	Kuwait	[ ]	[ ]	South Korea	[ ]	[ ]
China Connect	[ ]	[ ]	Latvia	[ ]	[ ]	Spain	[ ]	[ ]
China (B Shares)	[ ]	[ ]	Lithuania	[ ]	[ ]	Sri Lanka	[ ]	[ ]
Colombia	[ ]	[ ]	Luxembourg	[ ]	[ ]	Sweden	[ ]	[ ]
Costa Rica	[ ]	[ ]	Malaysia	[ ]	[ ]	Switzerland	[ ]	[ ]
Croatia	[ ]	[ ]	Malta	[ ]	[ ]	Taiwan	[ ]	[ ]
Cyprus	[ ]	[ ]	Mauritius	[ ]	[ ]	Tanzania	[ ]	[ ]
Czech Republic	[ ]	[ ]	Mexico	[ ]	[ ]	Thailand	[ ]	[ ]
Denmark	[ ]	[ ]	Morocco	[ ]	[ ]	Tunisia	[ ]	[ ]
Egypt	[ ]	[ ]	Namibia	[ ]	[ ]	Turkey	[ ]	[ ]
Estonia	[ ]	[ ]	Netherlands	[ ]	[ ]	UAE	[ ]	[ ]
Euroclear (Eurobonds)	[ ]	[ ]	New Zealand	[ ]	[ ]	Uganda	[ ]	[ ]
Euroclear (Non-Eurobonds)	[ ]	[ ]	Nigeria	[ ]	[ ]	Ukraine	[ ]	[ ]
Finland	[ ]	[ ]	Norway	[ ]	[ ]	United Kingdom	[ ]	[ ]
France	[ ]	[ ]	Oman	[ ]	[ ]	Uruguay	[ ]	[ ]
Germany	[ ]	[ ]	Pakistan	[ ]	[ ]	Vietnam	[ ]	[ ]
Ghana	[ ]	[ ]	Panama	[ ]	[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	[ ]
Greece	[ ]	[ ]	Peru	[ ]	[ ]	Zambia	[ ]	[ ]
			Philippines	[ ]	[ ]	Zimbabwe	[ ]	[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.
Adviser’s signature as acknowledgement of the fee schedule above is not needed. Defiance Global signed the fee schedule on 8/20/2025.

Defiance